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                                                               Exhibit (i)(2)(i)

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                               November 21, 2006



Van Kampen Trust
1221 Avenue of the Americas
New York, New York  10020

         Re: Van Kampen Trust, on behalf of its series, Van Kampen Core Plus Fixed Income Fund
                  Registration Statement on Form N-1A
                  (File Nos. 33-4410 and 811-4629)


Ladies and Gentlemen:

         We hereby consent to the filing of this opinion with the Commission as Exhibit (i)(l)(i) to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.


                                        Very truly yours,

                                        /s/ Skadden, Arps, Slate, Meagher &
                                        Flom LLP